CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Global Technology Industries, Inc.

We hereby consent to the use in the Prospectus constituting part of Amendment No. 7 to the Registration Statement on Form S-1 of our report dated July 27, 2006 on the financial statements of Global Technology Industries, Inc. as of June 30, 2006 and for the period from January 9, 2006 (inception) to June 30, 2006 which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

August 14, 2006